SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 5, 2016

WINTHROP REALTY LIQUIDATING TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                Completion of Acquisition or Disposition of Assets

On July 28, 2016, Winthrop Realty Trust, an Ohio business trust (the “Company”), announced in its Current Report on Form 8-K that it had entered into a liquidating trust agreement to form the Winthrop Realty Liquidating Trust (the “Liquidating Trust”) as contemplated by the Plan of Liquidation previously approved by the Company’s shareholders.

Effective August 5, 2016, all of the Company’s assets and liabilities were transferred to the Liquidating Trust pursuant to the terms of the liquidating trust agreement.

As previously reported, trading in the Company’s common shares on the New York Stock Exchange ceased effective August 1, 2016 and the stock transfer books of the Company were closed as of the close of business on such date. Each share of the Company's common shares of beneficial interest outstanding has been automatically converted into a beneficial interest in the Liquidating Trust, and, upon the transfer of the assets and liabilities of the Company to the Liquidating Trust on August 5, 2016, all of the outstanding shares of the Company's common shares were cancelled.

The liquidating trust agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 28, 2016.

Item 8.01                Other Events

On August 5, 2016 the Company filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company’s common shares of beneficial interest under the Securities Exchange Act of 1934, and the Company announced that it will cease filing reports under that act.  It is expected that, the Liquidating Trust will only be required to file with the Securities and Exchange Commission annual reports on Form 10-K and current reports on Form 8-K.

Also on August 5, 2016, the Company issued a press release with respect to the formation of, and transfer of the assets to, the Liquidating Trust, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits

99.1	Press Release dated August 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of August, 2016.

WINTHROP REALTY LIQUIDATING TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
Trustee